As filed with the Securities and Exchange Commission on March 13, 2007

Registration Statement No. 333-104282

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No.1 to

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

TREND MICRO KABUSHIKI KAISHA

(Exact Name of Registrant as Specified in Its Charter)

TREND MICRO INCORPORATED

(Translation of Registrant’s name into English)

Japan	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Shinjuku MAYNDS Tower,

1-1, Yoyogi 2-chome

Shibuya-ku, Tokyo 151-0053, Japan

81-3-5334-3600

(Address of Principal Executive Offices)

TREND MICRO INCORPORATED

2002 INCENTIVE PLAN

(Full Title of the Plans)

Eva Chen

c/o Trend Micro, Inc.

10101 N. DeAnza Blvd., Suite 400

Cupertino, California 95014

(408) 257-1000

(Name, Address and Telephone Number of Agent For Service)

EXPLANATORY NOTE

Trend Micro Incorporated (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 filed on April 3, 2003 (File No. 333-104282) to deregister shares of the Registrant’s common stock relating to warrants issued under the Trend Micro Incorporated 2002 Incentive Plan (the “2002 Plan”).

A total of 360,000 shares were registered under the Registration Statement.

Of the 360,000 shares relating to warrants issued under the 2002 Plan, 279,710 shares were sold upon the exercise of such warrants. The exercise period for the warrants issued under the 2002 Plan ended on April 11, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pasadena, CA, U.S.A. on March 12, 2007.

TREND MICRO INCORPORATED

By:	/s/ EVA CHEN
Name: Eva Chen Title: Representative Director; President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the following capacities on March 12, 2007.

Name	Title

/S/ EVA CHEN Eva Chen	Representative Director; President and Chief Executive Officer (Principal Executive Officer and Authorized Representative in the United States)

/S/ STEVE CHANG Steve Chang	Representative Director and Chairman of the Board

/S/ MAHENDRA NEGI Mahendra Negi	Representative Director, Chief Operating Officer, Chief Financial Officer and Executive Vice President (Principal Financial Officer and Principal Accounting Officer)

Hirotaka Takeuchi	Director